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EXHIBIT 23 -- Consent of Robert Early & Company, P.C., Accountants


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference into the Form S-8 Registration Statement No. 333-115285 regarding the amended Stock Compensation Plan of KleenAir Systems, Inc. of our report dated August 17, 2005, on our review of the quarterly financial statements for the period ended September 30, 2005 which is included in the quarterly report on Form 10-QSB of KleenAir Systems, Inc. for the quarter ended September 30, 2005.



May 22, 2006                                 /s/ ROBERT EARLY & COMPANY, P.C.
                                             -----------------------------------
                                                 Robert Early & Company, P.C.
                                                 Abilene, Texas